Exhibit (12)(a)

Compass Bancshares, Inc. and Subsidiaries
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
Six Months Ended June 30, 1994 and 1993


                                                        Six Months Ended
                                                            June 30,
                                                   --------------------------
                                                      1994            1993
                                                   ----------      ----------
                                                         (in Thousands)
Pretax income                                      $  72,387       $  70,016
Add fixed charges:
  Interest on deposits                                85,473          80,973
  Interest on borrowings                              22,049          17,869
  Portion of rental expense representing
    interest expense                                   1,383           1,309
                                                   ----------      ----------
      Total fixed charges                            108,905         100,151
                                                   ----------      ----------
    Income before fixed charges                    $ 181,292       $ 170,167
                                                   ==========      ==========

Total fixed charges                                $ 108,905       $ 100,151
Preferred stock dividends                               -              1,036
Tax effect of preferred stock dividends                 -                592
                                                   ----------      ----------
Combined fixed charges and preferred stock
  dividends                                        $ 108,905       $ 101,779
                                                   ==========      ==========

Pretax income                                      $  72,387       $  70,016
Add fixed charges (excluding interest on
 deposits):
  Interest on borrowings                              22,049          17,869
  Portion of rental expense representing
    interest expense                                   1,383           1,309
                                                   ----------      ----------
      Total fixed charges                             23,432          19,178
                                                   ----------      ----------
    Income before fixed charges (excluding
      interest on deposits)                        $  95,819       $  89,194
                                                   ==========      ==========

Total fixed charges                                $  23,432       $  19,178
Preferred stock dividends                               -              1,036
Tax effect of preferred stock dividends                 -                592
                                                   ----------      ----------
Combined fixed charges and preferred stock
  dividends                                        $  23,432       $  20,806
                                                   ==========      ==========

Ratio of Earnings to Fixed Charges:
  Including interest on deposits                       1.66x           1.67x
  Excluding interest on deposits                       4.09x           4.29x


Exhibit (12)(b)

Compass Bancshares, Inc. and Subsidiaries
Ratio of Earnings to Fixed Charges
Six Months Ended June 30, 1994 and 1993


                                                        Six Months Ended
                                                            June 30,
                                                   --------------------------
                                                      1994            1993
                                                   ----------      ----------
                                                         (in Thousands)
Pretax income                                      $  72,387       $  70,016
Add fixed charges:
  Interest on deposits                                85,473          80,973
  Interest on borrowings                              22,049          17,869
  Portion of rental expense representing
    interest expense                                   1,383           1,309
                                                   ----------      ----------
      Total fixed charges                            108,905         100,151
                                                   ----------      ----------
    Income before fixed charges                    $ 181,292       $ 170,167
                                                   ==========      ==========

Pretax income                                      $  72,387       $  70,016
Add fixed charges (excluding interest on
 deposits):
  Interest on borrowings                              22,049          17,869
  Portion of rental expense representing
    interest expense                                   1,383           1,309
                                                   ----------      ----------
      Total fixed charges                             23,432          19,178
                                                   ----------      ----------
    Income before fixed charges (excluding
      interest on deposits)                        $  95,819       $  89,194
                                                   ==========      ==========

Ratio of Earnings to Fixed Charges:
  Including interest on deposits                       1.66x           1.70x
  Excluding interest on deposits                       4.09x           4.65x
